Exhibit 99.1

Contacts:

Amber Blaha NaviSite, Inc. 978.946.8647 ablaha@navisite.com	Chris Witty Lippert/Heilshorn & Assoc. 212.838.3777 cwitty@lhai.com
NaviSite Reports Fourth Quarter and Fiscal Year 2007 Results
Annual EBITDA Growth of 40% on Annual Revenue Growth of 16%;
Annual Bookings Growth of 49%
Andover, MA. September 25, 2007 — NaviSite, Inc. (NASDAQ: NAVI), a leading provider of application management and managed hosting solutions, today reported financial results for the fiscal fourth quarter and year ended July 31, 2007.
Financial Results:
Revenue for the fourth quarter of fiscal year 2007 increased 18% to $34.7 million, compared to $29.4 million for the fourth quarter of fiscal year 2006. Sequentially, revenue for the fourth quarter increased 6% compared to $32.7 million in the third quarter of fiscal year 2007. For the full year, revenue increased 16% to $126.2 million compared to $109.1 million in fiscal year 2006.
Income from operations was $1.0 million in the fourth quarter of fiscal year 2007, as compared to $0.4 million in the fourth quarter of fiscal year 2006 and $1.1 million for the third quarter of fiscal year 2007. For the full year, income from operations was $2.3 million compared to a loss from operations of $3.9 million for fiscal year 2006.
NaviSite reported $6.6 million of EBITDA, excluding impairment costs, stock-based compensation and one-time charges (“EBITDA”), for the fourth quarter of fiscal year 2007, representing a 3% increase over the $6.4 million of EBITDA reported in the fourth quarter of fiscal year 2006 and a 9% increase compared to the $6.0 million reported in the third quarter of fiscal year 2007. For the full year, NaviSite reported $23.1 million in EBITDA, representing a 40% increase over the $16.4 million of EBITDA reported for fiscal year 2006.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

The Company reported a net loss of $17.1 million, or $(0.53) per share, for the fourth quarter of fiscal year 2007, including a loss on debt extinguishment of $15.7 million. Excluding the loss on debt extinguishment, the net loss was $1.4 million, or $(0.04) per share, as compared with a net loss of $3.0 million, or $(0.11) per share, for the fourth quarter of fiscal year 2006. For the full year, NaviSite recorded a net loss of $25.9 million, or $(0.85) per share, including the loss on debt extinguishment. Excluding the loss on debt extinguishment, the net loss for fiscal year 2007 was $10.2 million, or $(0.33) per share, as compared with a net loss of $13.9 million, or $(0.49) per share, for fiscal year 2006.
NaviSite generated positive cash flow from operations during the fourth quarter of fiscal year 2007, ending the year with a cash balance of $11.7 million, up from $3.4 million at the end of fiscal year 2006.
“We are very pleased with our strategic, operational and financing accomplishments this year,” said Arthur Becker, CEO, NaviSite. “Fiscal year 2007 was a period of solid growth for NaviSite, with significant improvements in both organic revenue and EBITDA on the strength of a record level of new bookings and an expanding customer base. We made several strategic investments in developing our sales and business development capabilities, and those investments are now working to our advantage. We look forward to continuing these positive trends in fiscal 2008 and to leveraging the recent acquisitions of Alabanza, Jupiter Hosting, and netASPx. ”
Business Highlights for the Fourth Quarter of Fiscal Year 2007:
•	Achieved strong bookings in NaviSite’s application management and managed hosting solutions with approximately $1.0 million of new monthly recurring revenue booked in the fourth quarter of fiscal year 2007 and $3.6 million for the full fiscal year. This represents an increase of 137% from the fourth quarter of fiscal year 2006, a sequential increase of 28% from the third quarter of fiscal year 2007 and a 49% increase from the full fiscal year 2006.
•	Executed $44.6 million of total contract value in our application management and hosting solutions business representing an increase of 251% from the $12.7 million executed in the fourth quarter of fiscal year 2006, a sequential increase of 26% over the $35.5 million executed in the third quarter of fiscal year 2007. The average term of these contracts was 42 months, representing a 62% increase in contract term lengths over the fourth quarter of fiscal year 2006.
•	Signed professional services contracts with a total value of $7.8 million, compared to $7.6 million signed in the third quarter of fiscal year 2007 and an increase of 131% from the $3.4 million signed in the fourth quarter of fiscal year 2006.

•	Signed 67 new customers.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

•	Had customer churn, defined as the loss of a customer or a reduction in a customer’s monthly revenue run rate, excluding our major accounts, of 2.5% per month for the fourth quarter of fiscal year 2007 compared to 1.1% per month for the fourth quarter of fiscal year 2006 and 1.3% for the third quarter of fiscal year 2007. The higher churn in this quarter is mainly related to the loss of one customer from one of our channel partners.

•	Enhanced America’s Job Exchange (www.americasjobexchange.com) career site and rapidly grew key metrics of traffic and page views. Monthly site visits are expected to cross one million in September and, based on public information, AJE has surpassed and quickly widened its lead over competing sites. The site now offers more than 600,000 job postings to seekers and provides free postings and OFCCP compliance to employers. America’s Job Exchange has also begun traffic monetization through partnerships and targeted ad-serving. AJE is the successor to the America’s Job Bank contract which expired on June 30.

•	Closed a $100 million Senior Secured Debt facility, which includes a six year $90 million term loan and a five year $10 million revolving credit facility. Proceeds from the term loan facility were used to extinguish NaviSite’s previous debt with Silver Point Finance LLC, pay transaction fees and expenses and provide funds to support NaviSite’s expansion plans.
NaviSite also achieved a number of significant milestones in fiscal year 2007:
NaviSite celebrated its 10th anniversary, attributing its success to the expertise of its employees, partnership approach with customers, and ability to offer a broad range of flexible and scalable solutions that can be customized to meet customers’ specific needs.
The Company continued to make strategic investments in its data center infrastructure. In May 2007, NaviSite opened a new Content Delivery Network node in Hong Kong, which is now actively serving customers. In that same month, NaviSite leased an additional 10,000 feet of data center space in the U.K. and signed a colocation agreement for the entire space with an $80 billion technology company.
NaviSite also continued to develop several strategic partnerships. The Company furthered its long-standing relationship with Oracle by achieving Oracle Certified Advantage Partner status. NaviSite also announced its collaboration with Sun Microsystems to offer Independent Software Vendors (ISVs) and startup companies the ability to easily develop and/or deploy their software applications in an on-demand environment hosted and supported by NaviSite on Sun’s platform of products. Also in May 2007, the Company announced its partnership with vidavee™, a video web services company, to combine NaviSite’s managed infrastructure and content delivery network (CDN) with vidavee’s patented video publishing technologies to offer NaviSite’s Online Video Publishing Platform. In addition, NaviSite introduced a new Monitoring and Alerting service for the Amazon Elastic Compute
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

Cloud (Amazon EC2) and Amazon Simple Storage Service (Amazon S3), which are web-scale infrastructure solutions offered by Amazon Web Services (AWS).
The Company also completed a secondary offering of shares held by third parties in February of nearly 10 million shares, providing additional liquidity, increasing institutional ownership, and reducing the overhang from certain shareholders.
Subsequent Events:
In August, NaviSite announced the purchase of Alabanza and Jupiter Hosting and in September the Company announced the purchase of netASPx. We also reported that these acquisitions were financed with a combination of cash from the Company’s balance sheet, a $20 million addition to the Company’s Term Loan and the issuance to the Seller of $25 million of Convertible Preferred Equity.
Guidance:
Including the recent acquisitions of Alabanza, Jupiter Hosting, and NetASPx, NaviSite projects revenue for the first quarter of fiscal year 2008 to be between $36.0 and $37.0 million, expected growth of 28% over the first quarter of fiscal year 2007. EBITDA, excluding impairment costs, stock-based compensation and one-time charges, is projected to be between $6.7 and $7.2 million for the first quarter of fiscal year 2008, representing 32% growth over the first quarter of fiscal year 2007. The EBITDA guidance for the first quarter includes approximately $1.5 to $2.0 million of operating costs from the acquired companies that we expect will be reduced and/or eliminated during the next 2 quarters.
Updating guidance for fiscal year 2008 to include the recent acquisitions of Alabanza, Jupiter Hosting and NetASPx, NaviSite projects revenue for fiscal year 2008 to be between $170.0 and $180.0 million. EBITDA for fiscal year 2008, excluding impairment costs, stock-based compensation and one-time charges, is projected to be between $38.0 and $43.0 million.
Conference Call Scheduled for September 25, 2007:
NaviSite, Inc. Chief Executive Officer, Arthur Becker, and Chief Financial Officer, Jim Pluntze will host a conference call on Tuesday, September 25, 2007 at 4:30 p.m. Eastern Time to discuss the Company’s results for its fourth quarter and fiscal year 2007.
NaviSite’s conference call can be accessed by dialing 866.578.5747 (International: 617.213.8054) and entering passcode 11102866. Alternatively, participants can listen to a live webcast of the call available through NaviSite’s website at http://navisite.com/investors/events. A replay of the call will be
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

accessible for one week following the conference call by dialing 888-286-8010 (International: 617-801-6888) and using passcode 64243380.
EBITDA:
EBITDA is not a recognized measure for financial statement presentation under United States generally accepted accounting principles (U.S. GAAP). The Company believes that the non-GAAP measure of EBITDA provides investors with a useful supplemental measure of the Company’s actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization. The Company also excludes impairment costs, stock-based compensation and one-time charges from its non-GAAP measure, as such items may be considered to be of a non-operational nature. EBITDA does not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. Management uses EBITDA to assist in evaluating the Company’s actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation of, or as a substitute for, the Company’s financial results prepared in accordance with U.S. GAAP. A table reconciling the Company’s net loss, as reported, to EBITDA is included in the condensed consolidated financial statements in this release. The Company believes that using EBITDA as a performance measure, together with net loss, will help investors better understand the Company’s underlying financial performance.
About NaviSite, Inc.
NaviSite is a leading provider of application management and managed hosting solutions. More than 1400 customers depend on NaviSite for application development, implementation and management on its web infrastructure platforms in 16 state-of-the art data centers supported by more than 700 professionals. NaviSite provides customized and scalable solutions leveraging its broad range of application development capabilities, packaged software implementation expertise, deep portfolio of best in class technologies and a full suite of web-hosting and internet infrastructure options. For more information, please visit www.navisite.com.
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This release contains forward-looking statements, which address a variety of subjects including the expected future operating and financial results, including profitability, revenue growth and EBITDA, success and performance of NaviSite’s product and service offerings, and NaviSite’s strategic business plans for growing its customer base and increasing sales. All statements other than statements of historical fact, including without limitation those with respect to NaviSite’s goals, plans and strategies set forth herein, are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite’s success, including its ability to improve its gross profit, improve its cash flows, expand its operations and revenue, and reach and sustain profitability,
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of its products and services; the possibility that financial forecasts of the Company may not be achieved, including those as to expected EBITDA and revenue, or an inability to realize expected synergies or make expected future investments in NaviSite’ businesses or NaviSite may be unable to raise the necessary funds to meet its payment obligations to its lending group under its senior secured credit facility and other creditors; NaviSite’s management may face strain on managerial and operational resources as they try to oversee the expanded operations; NaviSite may not be able to expand its operations in accordance with its business strategy; NaviSite may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; NaviSite’s acquisition of companies and businesses may not produce expected cost savings, operational efficiencies or revenue; NaviSite’s products, technologies, and resources may not successfully operate with the technology, resources and/or applications of third parties; NaviSite derives a significant portion of its revenue from a small number of customers and the loss of any of those customers could significantly damage NaviSite’s financial condition and results of operations; and increased competition and technological changes in the markets in which NaviSite’s competes. For a detailed discussion of cautionary statements that may affect NaviSite’s future results of operations and financial results, please refer to NaviSite’s filings with the Securities and Exchange Commission, including NaviSite’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us. All logos, company and product names may be trademarks or registered trademarks of their respective owners.
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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES
EBITDA Summaries

	For the Three Months Ended
	July 31, 2007	July 31, 2006
	Unaudited
	(In thousands)

Net loss, as reported	$(17,092)	$(3,045)

Depreciation	2,513	2,148
Interest expense, net	2,567	3,123
Income tax expense	293	293
Amortization	887	1,528

EBITDA	(10,832)	4,047

Impairment costs	56	859
Stock based compensation	1,010	1,246
Severance	468	215
Securities offering costs	—	—
Loss on debt extinguishment	15,712	—
Transaction fees and integration costs	158	—

EBITDA (excludes impairment costs, stock based compensation, severance, securities offering costs, loss on debt extinguishment and transaction fees and integration costs)	$6,572	$6,367

	For the Fiscal Year Ended
	July 31, 2007	July 31, 2006
	Unaudited
	(In thousands)

Net loss, as reported	$(25,910)	$(13,931)

Depreciation	9,752	7,915
Interest expense, net	12,139	9,302
Income tax expense	1,173	1,173
Amortization	3,932	5,290

EBITDA	1,086	9,749

Impairment costs (recoveries)	(231)	1,373
Stock based compensation	3,696	4,358
Severance	615	356
Securities offering costs	694	600
Loss on debt extinguishment	15,712	—
Transaction fees and integration costs	1,519	—

EBITDA (excludes impairment costs, stock based compensation, severance, securities offering costs, loss on debt extinguishment and transaction fees and integration costs)	$23,091	$16,436

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Fiscal Year Ended
	July 31, 2007	July 31, 2006	July 31, 2007	July 31, 2006
	Unaudited		Unaudited
	(In thousands, except per share amounts)		(In thousands, except per share amounts)

Revenue, net	$34,635	$29,320	$125,860	$108,844
Revenue, related parties	62	99	322	243

Total revenue	34,697	29,419	126,182	109,087

Cost of revenue	23,494	19,569	85,196	75,064

Gross profit	11,203	9,850	40,986	34,023

Operating expenses:
Selling and marketing	4,795	3,271	16,924	14,756
General and administrative	5,380	5,366	22,043	21,787
Impairment costs	56	860	(231)	1,373

Total operating expenses	10,231	9,497	38,736	37,916

Income (loss) from operations	972	353	2,250	(3,893)

Other income (expense):
Interest income	174	92	337	283
Interest expense	(2,741)	(3,216)	(12,476)	(9,585)
Loss on debt extinguishment	(15,712)	—	(15,712)	—
Other income, net	508	19	864	437

(Loss) before income tax expense	(16,799)	(2,752)	(24,737)	(12,758)
Income tax expense	(293)	(293)	(1,173)	(1,173)

Net loss	$(17,092)	$(3,045)	$(25,910)	$(13,931)

Basic and diluted net loss per common share	$(0.53)	$(0.11)	$(0.85)	$(0.49)

Basic and diluted weighted average number of common shares outstanding	32,187	28,888	30,512	28,601

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES
Condensed Consolidated Balance Sheets

	July 31, 2007	July 31, 2006
	Unaudited
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$11,701	$3,360
Accounts receivable, less allowance for doubtful accounts of $781 and $1,944 at July 31, 2007 and July 31, 2006, respectively	15,051	11,872
Unbilled accounts receivable	920	430
Due from related parties	—	30
Prepaid expenses and other current assets	15,975	8,804

Total current assets	43,647	24,496

Non-current assets	72,597	77,913

Total assets	$116,244	$102,409

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	1,063	2,115
Notes payable to AppliedTheory Estate	6,000	6,000
Capital lease obligations, current portion	1,829	2,081
Accounts payable	3,913	5,338
Accrued expenses, deferred revenue, deferred other income and customer deposits	20,231	18,034

Total current liabilities	33,036	33,568

Total non-current liabilities	97,072	70,817

Total liabilities	130,108	104,385

Total stockholders’ equity (deficit)	(13,864)	(1,976)

Total liabilities and stockholders’ equity (deficit)	$116,244	$102,409

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA

NAVISITE FINANCIAL TABLES
Condensed Consolidated Statements of Cash Flow

	For the Three Months Ended
	July 31, 2007	July 31, 2006
	Unaudited
	(In thousands)

Net cash provided by operating activities	$3,851	$4,303

Net cash used for investing activities	(2,816)	(1,428)

Net cash provided by (used for) financing activities	6,042	(247)

Net increase in cash	7,077	2,628
Cash and cash equivalents, beginning of period	4,624	732

Cash and cash equivalents, end of period	$11,701	$3,360

	For the Fiscal Year Ended
	July 31, 2007	July 31, 2006
	Unaudited
	(In thousands)

Net cash provided by (used for) operating activities	$7,019	$(3,410)

Net cash used for investing activities	(7,923)	(5,755)

Net cash provided by financing activities	9,245	5,709

Net increase (decrease) in cash	8,341	(3,456)
Cash and cash equivalents, beginning of year	3,360	6,816

Cash and cash equivalents, end of year	$11,701	$3,360

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Corporate Headquarters: 400 Minuteman Road Andover MA, 01810 USA